UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2006

Cuisine Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

85 S. Bragg Street, Suite 600, Alexandria, Virginia		22312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-270-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2006, Cuisine Solutions, Inc., (the "Company") entered into an installment loan agreement (the "Loan") with BNP Paribas to borrow an aggregate of up to €1,900,000 ($2,427,000 as of May 23, 2006 based on the dollar/euro exchange rate). The Loan is structured in two tranches. The proceeds of €1,490,000 from the first tranche are being used by the Company to purchase a new production facility in France (the "Acquisition"). The second tranche of the Loan consists of a credit facility, in an amount not exceeding €410,000 ($524,000 as of May 23, 2006 based on the dollar/euro exchange rate), to enable the financing of certain costs related to the Acquisition. The annual interest rate is fixed at 3.62% throughout the term of the Loan. The Loan is subject to a period of deferment of the redemption of the principal for twenty-four months from the date borrowings under the second tranche are complete. The Loan is repayable in 156 equal monthly amounts of €15,287.30 ($19,526.50 as of May 23, 2006 based on the dollar/euro exchange rate) (presuming that the entire €1,900,000 is borrowed), each comprising a portion of redemption of the principal in addition to interest calculated at the rate set above. The description of the Loan is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.62 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
10.62 Loan Agreement dated May 23, 2006 with BNP Paribas.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.

May 30, 2006	By:	Stanislas Vilgrain

Name: Stanislas Vilgrain
Title: CEO

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Exhibit Index

Exhibit No.	Description

10.62	Loan Agreement dated May 23, 2006 with BNP Paribas.